UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 13, 2025

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 13, 2025, Talen Energy Supply, LLC (the “Issuer”), a direct subsidiary of Talen Energy Corporation (the “Company”), reported the results of its previously announced solicitation of consents (the “Consent Solicitation”) to adopt certain proposed amendments (the “Proposed Amendments”) to the Indenture, dated as of May 12, 2023, between the Issuer and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 17, 2023, among the Issuer, the guarantors party thereto (the “Guarantors”) and the Trustee, as further amended by the second supplemental Indenture, dated as of October 6, 2023, among the Company, the Guarantors and the Trustee, and as further amended by the third supplemental indenture, dated as of June 22, 2024, among the Company, the Guarantors and the Trustee (as so supplemented, the “Indenture”), relating to the Issuer’s $1,200,000,000 aggregate principal amount of 8.625% Senior Secured Notes due 2030 (the “Notes”) to (i) modify certain provisions, including certain covenants and related definitions, in the Indenture in order to substantially conform to the corresponding provisions set forth in the amendments to the Issuer’s credit agreement described in the Company’s Current Reports on Form 8-K filed on December 13, 2024 and December 20, 2024 and (ii) waive the Issuer’s right to optionally redeem up to 10.0% of the Notes prior to June 1, 2025 at a price equal to 103.000% of the aggregate principal amount of Notes to be redeemed. The Consent Solicitation expired at 5:00 p.m., New York City time, on January 13, 2025 (the “Expiration Time”).
The Consents received in the Consent Solicitation were sufficient to the effect the Proposed Amendments to the Indenture.
As a result of receiving the requisite consents required under the Indenture, on January 13, 2025, the Issuer, the Guarantors and the Trustee executed a fourth supplemental indenture to the Indenture (the “Fourth Supplemental Indenture”) to give effect to the Proposed Amendments. The Fourth Supplemental Indenture became effective immediately upon execution, and the Proposed Amendments became operative upon payment by the Issuer of the consent fee to the holders of the Notes that validly delivered consents before the Expiration Time, which the Issuer paid on January 14, 2025.

The foregoing general description of the Fourth Supplemental Indenture is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. Reference is also made to the Company’s press release, issued on January 13, 2025, announcing the results of the Consent Solicitation, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description.
4.1	Fourth Supplemental Indenture, dated January 13, 2025, by and among Talen Energy Supply, LLC, as Issuer, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee.
99.1	Press Release dated January 13, 2025.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	January 14, 2025	By:	/s/ Terry L. Nutt
		Name:	Terry L. Nutt
		Title:	Chief Financial Officer
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